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                                                                      Exhibit 11

United Auto Group
Statement re computation of per share earnings


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
                                                           Years Ended                    Six Months Ended
                                                          December 31,                        June 30,
                                             ---------------------------------------  -------------------------
                                                1993          1994          1995          1995         1996
                                             -----------  ------------  ------------  ------------  -----------
Net income (loss)..........................  $    96,000  ($ 1,691,000) ($ 3,466,000) ($ 4,902,000) $ 3,898,000
                                             -----------  ------------  ------------  ------------  -----------
                                             -----------  ------------  ------------  ------------  -----------
Weighted Average shares outstanding........    1,317,000     3,296,000     4,905,000     4,105,000    7,923,000
Effect of options issued within one year of
 the IPO date not included in the above
 share amount based on the treasury stock
 method at the assumed IPO price...........      577,000       577,000       577,000       577,000      577,000
                                             -----------  ------------  ------------  ------------  -----------
Shares used in computing net income (loss)
 per common share..........................    1,894,000     3,873,000     5,482,000     4,682,000    8,500,000
                                             -----------  ------------  ------------  ------------  -----------
Net income (loss) per common share.........        $0.05        ($0.44)       ($0.63)       ($1.05)       $0.46
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